Exhibit 10.4

Agreement for Commissioned Research and

Development and manufacturing

EVERFRONT BIOTECH INC.

and

[****]

Date: December 19,2017

Number of Contents

Article 1: Definitions

Article 2: Commissioning Relationship and Content

Article 3: Obligations of Both Parties

Article 4: Confidentiality Obligation

Article 5: Commissioning Fees and Payment Method

Article 6: Notice

Article 7: Default Clause

Article 8: Termination and Post-Termination Effects and Obligations

Article 9: Effectiveness of the Agreement

Article 10 Force Majeure

Article 11 Governing Law and Jurisdiction

Article 12 Effective Date, Number of Copies, and Taxes

Agreement for Commissioned Research and Development and Manufacturing

This Agreement is entered into by and between:

EVERFRONT BIOTECH INC. (hereinafter referred to as “Party A”)

[****](hereinafter referred to as “Party B”)

Party A has independently developed a drug as defined in 1.1 (hereinafter referred to as the “Product”) and owns the intellectual property, trade secrets, and other tangible and intangible assets related to the technology, including relevant technical documents and information (hereinafter referred to as the “Technology,” defined in detail in 1.3). Party A now wishes to commission Party B to manufacture the Product for human clinical trials. Party A agrees to grant Party B the license to use the technology for the purpose of this agreement, and Party B accepts the commission from Party A. Both parties hereby agree to abide by the following terms and conditions for the aforementioned matters:

Article 1: Definitions

Party A and Party B agree on the definitions of terms listed in this Agreement as follows, with detailed definitions provided in Appendix 1:

“PROJECT PLAN” (hereinafter referred to as the “Plan”):

1.1	The Drug: Refers to the EFO1 wafer intended for human clinical trials.

1.2	The Technology: Refers to the technology provided by Party A related to the research, development, and manufacturing of the Drug, including formulations, models, instruments, equipment, calculations, technical knowledge, manufacturing processes, manufacturing methods, manufacturing Instructions, drawings, charts, explanations, quality requirements, Testing and analysis methods. This includes all written information such as manufacturing standards, raw material inspection specifications, finished product inspection specifications, and other intellectual property owned by Party A in various forms, including but not limited to emails, files, documents, image files, CDs, and test and experiment data.

1.3	The Commissioned Project: Refers to Party A’s commissioning of Party B to perform the following under the Plan: (1) manufacturing and supply of the Drug and (2) execution of stability tests.

1.4	Confidential Information: Refers to various information with confidential characteristics obtained from the other party for the execution of the Commissioned Project. This includes, but is not limited to, all tangible or intangible information marked as confidential related to this Agreement, the Drug, the Technology, basic information, and transaction details of raw material suppliers, obtained by both parties in the past or during the term of this Agreement.

1.5	Place of Commissioning: [****]

Article 2: Commissioning Relationship and Content

2.1	Party A is the commissioning party, and Party B is the commissioned party. The subject of commissioning is the Drug, and Party A and Party B shall confirm the execution content of the Commissioned Project in the following steps:

2.1.1	Within 30 days after signing this Agreement, Party A shall transfer the Technology and related information to Party B according to the Plan. Party B is only allowed to use the Technology and related information when performing this Agreement.

2.1.2	After Party B confirms the accurate transfer of the Technology and related information, it shall conduct trial production and testing according to the Plan. Party A and Party B shall jointly confirm and/or revise the content of the Plan based on the results of the trial production and testing.

2.1.3	Party A will provide the raw materials of this drug to Party B after the confirmation of the proposal, and Party B will complete the contents of this commission according to the proposal.

2.2	Neither party may change the content and production location of the Plan without the prior written consent of both parties. The Commissioned Project shall be carried out in accordance with the rights and obligations described in this Agreement. Except for the commissioning relationship under this Agreement, there are no other legal relationships such as authorization, representation, or agency between Party A and Party B. Both parties shall not use the name of the other party or perform other legal acts on behalf of the other party outside the scope of commissioning.

2.3	The commissioning relationship is based on Party A’s trust in Party B’s pharmaceutical technology level and experience. Without Party A’s prior written consent, Party B may not transfer the rights and obligations of this Agreement to a third party or engage in the manufacturing of the Drug for third parties through sublicense commissioned manufacturing, sub-contracting, Contract Manufacturing, or other methods.

2.4	Party A guarantees that any documents, data, or process technology provided to Party B for reference do not infringe on the rights of others and are the intellectual property of Party A. Except for the purpose of fulfilling this Agreement or as otherwise agreed, Party B does not acquire or have the right to use any intellectual property rights of Party A through this Agreement.

2.5	If Party B implements, uses or utilizes any intellectual property such as documents, materials, technologies or analytical methods that belong to Party B during the process of this commissioned Project, and Party B can provide written evidence to prove that it belongs to Party B, all its intellectual property rights shall belong to Party B, and Party A shall not acquire such intellectual property through the execution of the commissioned Project.

2.6	All the results generated from the use of this technology in the course of execution of this commission shall be the property of Party A, and Party B shall not use them without Party A’s prior written consent. Party A owns the manufacturing right of this product after it has been listed on the market, Party B has no obligation to assist the technology to be transferred to a third party, but will endeavor to give assistance.

2.7	As this drug is a new drug, Party B will endeavor to assist Party A in the development and manufacture of this product with the utmost goodwill. Manufacture. Party B will manufacture the product according to the specifications provided by Party A. Party B will not be responsible for the effects of clinical trials of this product in human clinical trials, but will cooperate with the regulatory authorities in conducting factory inspections in the future.

Article 3: Obligations of Both Parties

3.1	Party A’s Obligations:

3.1.1	Party A shall provide Party B with the relevant information of the technology in accordance with the Plan and provide technical guidance and assistance in a timely manner, and Party A may update the relevant technical information of the technology based on the current situation after prior written consent of both parties, but any increase in costs, fees and expenses as a result of this shall be borne by Party A.

3.1.2	Party A shall provide Party B with all raw materials for the Drug and technical support for the incoming inspection of the raw materials.

3.1.3	Within 15 days after receiving batch manufacturing-related technical data provided by Party B, Party A shall confirm in writing.

3.1.4	In case of any issues during the execution of the Commissioned Project, Party A shall provide necessary assistance to Party B and cooperate in resolving them.

3.2	Party B’s Obligations:

3.2.1	Party B shall execute the Commissioned Project according to the Plan, including (1) manufacturing and supplying the Drug and (2) conducting stability tests.

3.2.2	Party B shall provide Party A with copies of the trial production record of each batch of the drug (batch record), and certificates of analysis (COA) of the finished product, and the stability test of each batch of finished product. Original data and reports of test results.

3.2.3	Party B shall be responsible for quality control (QC) in the manufacturing of the Drug. The confirmation of the quality of the Drug during manufacturing shall be conducted according to Party B’s standard operating procedures, and the quality of this product will be confirmed before it is admitted into party B warehouse and dispatched to the premises designated by part A.

Article 4: Confidentiality Obligation

4.1	Without the prior written consent of the other party, Confidential information shall not be disclosed by either party to a third party, or reproduced or used in any form other than for the purpose of this Agreement, unless such disclosure is necessary for the performance of this Agreement. Each party shall take the duty of care of a good manager to safeguard the other party’s confidential information. The following terms are not subject to this obligation:

4.1.1	Information that was already public or known to the public when provided.

4.1.2	Information that becomes public through no fault of the receiving party after it is provided.

4.1.3	Information obtained from a third party legally holding that information, and the third party does not violate its confidentiality obligations to the original owner.

4.1.4	Information independently developed by the receiving party, and the receiving party can provide written evidence that it did not directly use the other party’s confidential information to develop it.

4.1.5	Information is required by law, court or administrative order.

4.2	Employees of either party and their assistants who perform their duties must be aware of this Agreement or this Commissioned Project before they become aware of the other party’s confidential information, and such employees and their assistants shall be given confidentiality obligations equivalent to this agreement upon request. If any party’s employees (including but not limited to employees who are about to join, hire, engage, serve or resign) and their assistants who perform their duties intentionally or negligently violate the obligations of the preceding paragraph, the party will be deemed to have violated the obligations of the preceding paragraph. If any injury is caused as a result, if another party suffers damage, he shall also be jointly and severally liable for compensation. However, the breach of the preceding obligation by the information recipient’s employee or performance assistant after resigning, terminating, or completing the performance of the duty, it is due to intentional or gross negligence, and the receiving party proves that it has fulfilled its duty to prevent, then the above does not apply.

4.3	At the expiration or termination of this Agreement, the receiving party shall promptly return or, as instructed by the other party, destroy the other party’s confidential information obtained, including the original data, photocopies, handwritten copies, electronic files, and other storage records. The receiving party shall provide a certificate of return or destruction. The data and reports produced by Party B as part of the Commissioned Project, belonging to Party A, can be archived for 5 years. After 5 years, all data must be returned to Party A, unless a different period is specified by laws or GMP regulations, in which case the specified period shall apply.

4.4	If either party violates the confidentiality obligations of this section and causes damage to the other party, it shall compensate the other party for the actual damages incurred.

4.5	The confidentiality obligation shall remain effective for 10 years after the expiration or termination of this Agreement.

Article 5: Commissioning Fees and Payment Method

5.1	The total fee for the Commissioned Project is be NT$[****] (excluding tax, the same hereinafter). Party B shall issue the corresponding invoices to Party A upon fulfilment of the following conditions. Party A shall pay each instalment to Party B through wire transfer within 30 days from the date of invoice:

5.1.1	First Installment: NTD [****], payable within 14 days after signing the PROJECT PLAN.

5.1.2	Second Installment: NTD [****], payable within 30 days after the completion of raw material testing.

5.1.3	Third Installment: NTD [****], payable within 30 days after the delivery of the first batch of the product and acceptance by Party A.

5.1.4	Fourth Installment: NTD [****], payable within 30 days after the completion of the delivery of the stability test (detailed in the plan “3.3 Stability”) and the result report for 6 months and acceptance by Party A.

5.1.5	Fifth Installment: NTD [****], payable within 30 days after the completion of the delivery stability test (detailed in the plan”3.3 Stability”) and the result report for 12 months and acceptance by Party A.

5.1.6	Sixth Installment: NTD [****], payable within 30 days after the completion of the delivery stability test (detailed in the plan”3.3 Stability”) and the result report for 12 months and acceptance by Party A.

5.2	The payment listed in this article does not include the fees for raw materials and packaging materials, which are provided by Party A.

5.3	Party A and Party B agree that after 14 days of the signing of the PROJECT PLAN for the first installment of the Commissioned Project and after the fulfilment of the conditions for the remaining installments, Party A’s obligation to pay for the instalment of each instalment shall not be waived due to the early termination of the Agreement, provided that in the event of force majeure resulting in the early termination of the Agreement, Party A and Party B shall negotiate for payment of the installment in accordance with the proportion of the fulfilment of the conditions as set out above.

Article 6: Notification

6.1	The notification between Party A and Party B shall be in writing, and the exchange of documents shall be notified to the other party in person, by fax, by mail, or by express delivery according to the importance and urgency. The effective time for receipt by the other party is as follows: the notification is deemed to be completed when the fax is completed or the email is transmitted (subject to receipt of written confirmation from the other party). Documents sent by mail should be sent double-registered to confirm the arrival of the notification when receiving the post office receipt. Express delivery is deemed to have arrived when the recipient signs the receipt form issued by the courier company.

6.2	The contact addresses for Party A and Party B are as follows, and any changes should be notified in writing:

Party A: EVERFRONT BIOTECH INC.

Contact Address: Rm. 1-10, National Dong Hwa University Industrial Innovation-Incubation Center, No. 1, Sec. 2, Da Hsueh Rd., Shoufeng, Hualien, Taiwan (R.O.C.)

Contact Fax and Telephone: Tel.: 03-8630108 Fax: 03-8630109

Party B: [****]

Contact Address: [****]

Contact Fax and Telephone: Tel.: [****] Fax: [****]

6.3	If either party changes its name, address, authorized representative, or other relevant information, it shall fill out a written change of information and attach relevant supporting documents to notify the other party; otherwise, it cannot use the changed items against the other party.

Article 7 Default Provisions and Penalties

7.1	If either party, A or B, violates this Agreement, unless otherwise agreed in this Agreement, the other party may request correction in writing. If the defaulting party fails to correct the violation within 30 days after receiving notice, the other party may terminate this Agreement in writing and seek compensation for resulting damages.

7.2	If either party, A or B, causes harm to a third party due to its own fault, it shall be responsible and make the utmost effort to relieve the other party from related lawsuits, mediation, or compensation obligations. If the aforementioned infringement causes harm to the other party, the party at fault should compensate for the damages incurred.

7.3	The products delivered by Party B should comply with the specifications and quantity requirements stipulated in this project proposal. If the delivered products do not meet the specifications and quantity requirements, leading to the need for reproduction, delays in delivery, and if Party A still incurs damages after the reproduction, Party B shall still be liable for compensation. This provision does not apply if Party A requests modifications to specifications and quantities.

Article 8 Termination and Post-Termination Effects and Obligations

8.1	If either Party A or Party B encounters any of the following circumstances, unless otherwise agreed in this agreement, the other party may immediately terminate this agreement without notice, and may request from the responsible party for breach of agreement all damages resulting therefrom, including but not limited to reasonable attorney’s fees:

8.1.1	If either party decides to transfer its main or entire business to another, Resolution to dissolve, applies for settlement, bankruptcy, ceases operations, applies for corporate restructuring, or other similar events, or if there is a significant change in its financial condition that may lead to insolvency.

8.1.2	If either party ceases operations, or its business license, business permit, or company registration is revoked, or if there is a risk of ceasing operations, or there is a significant change in ownership or control.

8.2	Except as otherwise provided in this agreement, neither party, A nor B, may unilaterally terminate this agreement without the written consent of the other party.

8.3	If Party B fails to comply with the specifications proposed by Party A in the execution of the manufacturing technology, Party B may propose to terminate this agreement after full co-ordination between the two parties to reach a consensus, confirmed and agreed by both parties.

8.4	Both parties shall carry out liquidation within 30 days after the date of termination of this Agreement. Party A shall pay Party B for all expenses incurred by Party B before the termination date, including but not limited to raw materials, machinery and equipment, consumables for the commissioned project, freight, and completed products. After mutual confirmation of the settlement, Party A shall make a one-time payment to Party B within 45 days based on the agreed-upon amount. If the parties cannot agree on the settlement or the amount, Party B may request payment from Party A based on its own settlement.

8.5	If Party B, due to its intentional or gross negligence, fails to execute the commissioned project in accordance with this agreement and the project proposal, resulting in damages to Party A, including but not limited to losses caused by delays in the schedule and losses of raw materials that have been consumed but do not meet the product specifications, Party A may terminate this agreement with 30 days’ prior written notice to Party B. The parties shall proceed with mutual confirmation and settlement as stipulated in the preceding clause, with Party B making a one-time payment to Party A within 45 days based on the agreed-upon amount. If the parties cannot agree on the settlement or the amount, Party A may request payment from Party B based on its own settlement after providing appropriate evidence.

Article 9 Effectiveness of the Agreement

9.1	This agreement may not be added, deleted, or modified without the written consent of both parties.

9.2	Without the prior written consent of the other party, neither party, A nor B, may transfer the rights and obligations of this agreement to a third party.

9.3	If any part of this agreement is invalid, only that part is invalid, and it does not affect the effectiveness of other parts.

9.4	This agreement and its appendices constitute the entire agreement between parties A and B. In case of any conflict between the appendices and the content of this agreement, the content of this agreement shall prevail.

9.5	The titles of each article and project in this agreement are for convenience of reading only. Neither party may use them to interpret, limit, or affect the meaning of each article or project term.

9.6	If either party, A or B, neglects to exercise its rights under this agreement, it shall not be deemed a waiver of that right and shall not affect other rights under this agreement.

Article 10 Force Majeure

If either party is unable to fulfill its contractual obligations due to natural disasters such as typhoons, earthquakes, floods, nuclear disasters, or human disasters such as war, political changes, national emergencies, etc., resulting in delayed payments, the party unable to fulfill the agreement obligations shall report to the relevant authorities and notify the other party in writing. The other party may extend the performance obligation deadline by the later of 60 days after the occurrence of the force majeure event. If it is still unable to perform after this period, the other party may terminate this agreement.

Article 11 Governing Law and Jurisdiction

Both parties, A and B, agree to take the laws of the Republic of China as the governing law. If there are any unresolved matters or disputes arising from this agreement, they shall be handled through negotiation based on good faith. If negotiations fail, both parties agree that the Taipei District Court in Taiwan shall be the court of first instance.

Article 12 Effective Date, Shares, and Taxes

12.1	Taxation: Both parties agree to bear taxes separately according to the law.

12.2	Effective Date and Shares: This agreement shall take effect from the date of signing after being stamped by both parties. There are two originals of this agreement, each party holds one as proof.

Contracting Parties:

Party A: EVERFRONT BIOTECH INC.

Representative: Chou, Pei Wen

Address: 11F., No. 31, Ln. 169, Kangning St.,

Xizhi Dist., New Taipei City, Taiwan (R.O.C.)

Party B: [****]

Representative: [****]

Adress: [****]

Date: December 19,2017

Supplementary Agreement

This supplementary agreement (hereinafter referred to as the “Supplement”) is entered into by and between [****] (hereinafter referred to as “T**”) and EVERFRONT BIOTECH INC. (hereinafter referred to as “EVERFRONT”). In relation to the agreement for commissioned research and development and manufacturing signed by both parties on December 19, 2017 (T** Agreement Number: [****]), hereinafter referred to as the “Original Agreement,” the following supplementary provisions are hereby added. The amended provisions herein shall take precedence:

1.	Both parties agree to add the following content to item 3, the PROJECT DISCRIPTION of CTM production of EF01 Human Clinical Trial Batch Manufacturing Project Plan in attachment 1 of the original agreement:

“3.4 Validation of Molecular Weight Analytical Method.”

2.	Both parties agree that the cost for the additional work is [****] (NTD [****]) (excluding tax). EVERFRONT shall pay the fee within 45 days after signing the contract, and T**Y shall provide a written report within 30 days after receiving the fee. Completion shall be considered when EVERFRONT accepts the work results without errors.

3.	Except for the provisions specified in this Supplementary Agreement, all terms of the original agreement remain valid and applicable.

4.	This supplementary agreement shall become effective upon the date of download after both parties have affixed their seals to the original. The original shall be in duplicate and each party shall hold one original as proof.

Signatory:

[****]

Representative: [****]

[****]

EVERFRONT BIOTECH INC.

Representative: General Manager CHOU PEI WEN
Address: Rm. 1-10, National Dong Hwa University Industrial Innovation-Incubation Center, No. 1, Sec. 2, Da Hsueh Rd., Shoufeng, Hualien, Taiwan (R.O.C.)
Business ID number: 53197299

Date: November 29, 2018